Exhibit 10.65

SEVENTH AMENDMENT TO THE

PARSONS CORPORATION RETIREMENT SAVINGS PLAN
(2017 AMENDMENT AND RESTATEMENT)

The Parsons Corporation Retirement Savings Plan (2017 Amendment and Restatement) (the “Plan”) is hereby amended as follows effective as of January 1, 2023, unless otherwise indicated below:

1.	A new Section 1.18 is hereby added to the Plan to read as follows:

1.12Merger of the Amplus Corporation 401(k) Profit Sharing Plan.  Effective as of January 1, 2023, the Amplus Corporation 401(k) Profit Sharing Plan (the “Amplus Plan”) is merged into this Plan and the assets held pursuant to the trust for the Amplus Plan are combined with the Trust Fund and held pursuant to the Trust Agreement.  Effective as of said date, every participant in the Amplus Plan (each a “Amplus Participant”) who was not previously a Participant in the Plan will become a Participant.  The accounts held under the Amplus Plan will be transferred to the applicable accounts under the Plan and the rights and benefits of Amplus Participants will be governed by the Plan, including without limitation, Section 4.2.5 hereof.

2.	A new Section 1.19 is hereby added to the Plan to read as follows:

1.13Merger of BlackHorse Solutions, Inc. 401(k) Profit Sharing Plan.  Effective as of January 1, 2023, the BlackHorse Solutions, Inc. 401(k) Profit Sharing Plan (the “BlackHorse Plan”) is merged into this Plan and the assets held pursuant to the trust for the BlackHorse Plan are combined with the Trust Fund and held pursuant to the Trust Agreement.  Effective as of said date, every participant in the BlackHorse Plan (each a “BlackHorse Participant”) who was not previously a Participant in the Plan will become a Participant.  The accounts held under the BlackHorse Plan will be transferred to the applicable accounts under the Plan and the rights and benefits of BlackHorse Participants will be governed by the Plan, including without limitation, Section 4.2.5 hereof.

3.	A new Section 1.20 is hereby added to the Plan to read as follows:

1.14Merger of the TCG International Group LTD.  Effective as of January 1, 2023, the TCG International Group LTD (the “TCG Plan”) is merged into this Plan and the assets held pursuant to the trust for the TCG Plan are combined with the Trust Fund and held pursuant to the Trust Agreement.  Effective as of said date, every participant in the TCG Plan (each a “TCG Participant”) who was not previously a Participant in the Plan will become a Participant.  The accounts held under the TCG Plan will be transferred to the applicable accounts under the Plan and the rights and benefits of TCG Participants will be governed by the Plan, including without limitation, Section 4.2.5 hereof.

Exhibit 10.65

4.	Effective as of the respective dates indicated below, each of the following shall be added to the list of Participating Companies set forth on the Addendum to Section 2.30 of the Plan:
a)	Amplus Corporation (effective as of January 1, 2023).
b)	BlackHorse Solutions, Inc. (effective as of January 1, 2023).
c)	TCG International Group LTD (effective as of January 1, 2023).

5.	Section 4.8.1 is amended and restated in its entirety to read as follows:

To the extent permissible under Code Section 402(c), and in accordance with rules approved or adopted by the Advisory Committee, all or part of a distribution from a plan that satisfies the requirements of Code Section 401(a), from an individual retirement account which is attributable solely to a rollover contribution within the meaning of Code Section 408(d)(3), or from an individual retirement account that satisfies the requirements of Code Section 408(k), may be rolled over into this Plan by any Eligible Employee.

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Exhibit 10.65

IN WITNESS WHEREOF, this instrument of amendment is executed this ______ day of October, 2023.

PARSONS CORPORATION

By:

Name:

Title: